UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

AMBAC FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One State Street Plaza, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 7, 2008, Ambac Financial Group, Inc. (“Ambac”) issued a press release announcing that it has had positive discussions with the Office of the Commissioner of Insurance for the State of Wisconsin (OCI) regarding a plan to capitalize its Connie Lee subsidiary with an $850 million contribution of capital by Ambac Assurance Corporation (AAC).

Ambac intends to seek formal approval from the OCI for capitalization of Connie Lee and believes that it will obtain OCI’s approval of the plan. A contribution of capital of $850 million to Connie Lee would bring Connie Lee’s total capital to slightly over $1.0 billion. The new capital will support the claims paying resources for Connie Lee’s financial guarantee business, which will focus solely on U.S. public finance and global infrastructure transactions. Ambac has been in communication with Moody’s and Standard & Poor’s in pursuit of Aaa/AAA ratings for Connie Lee.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Certain statements in this document are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

Item 8.01 Other Events.

On July 7, 2008, Ambac issued a press release providing financial details regarding the collateral requirements of its investment agreement business.

Rating agency actions affecting Ambac Assurance Corporation (AAC) during June 2008 resulted in $506 million of increased collateral posting requirements in the investment agreement business and investment agreement terminations of $270 million:

•	The downgrade of AAC by Standard & Poor’s to AA on June 5, 2008, resulted in an incremental collateral posting requirement of approximately $76 million.

•

Moody’s downgrade of AAC to Aa3 on June 19, 2008, resulted in an incremental collateral posting requirement of approximately $70 million and investment agreement terminations of approximately $270 million.

•	The action by Fitch to withdraw the ratings of AAC on June 26, 2008, resulted in an incremental collateral posting requirement of approximately $360 million.

The current collateral and termination obligations have been adequately covered by the investment agreement asset portfolio.

Aggregate collateral requirements and terminations for the investment agreement business at various AAC rating levels, starting with the lower of AAC’s two current ratings (currently Moody’s at Aa3), are as follows:

($ in billions)	Current Aa3	A+/A1	A/A2	A-/A3
Cumulative collateral requirement	$2.7	$4.6	$6.0	$5.8
Cumulative terminations	$0.3	$0.6	$0.6	$0.9
Total cumulative collateral and terminations	$3.0	$5.2	$6.6	$6.7
Market value of investment agreement asset portfolio at 5/31/08	$5.6	$5.6	$5.6	$5.6
Market value of investments in excess of / (deficient to) cumulative collateral requirement and terminations	$2.6	$0.4	$(1.0)	$(1.1)

The book value of investment agreement liabilities at May 31, 2008, amounted to $6.9 billion (down from $7.7 billion at December 31, 2007). The market value of the investment agreement asset portfolio, including cash of approximately $400 million, as of May 31, 2008, is approximately $5.6 billion. In addition, the market value of interest rate derivative contracts held by the investment agreement business is positive $160 million.

Based on May 31, 2008 investment agreement asset portfolio market values:

•

Upon a downgrade of AAC to A+ or A1, which Ambac believes is unlikely, Ambac estimates that the investment agreement asset portfolio has sufficient value to meet projected cumulative collateral requirements and terminations.

•

Upon a downgrade to A or A2, which Ambac believes is unlikely, Ambac estimates that the investment agreement asset portfolio is insufficient to cover the projected cumulative collateral requirement and terminations by approximately $1.0 billion.

•

Upon a downgrade to A- or A3, which Ambac believes is unlikely, Ambac estimates that the investment agreement asset portfolio is insufficient to cover the projected cumulative collateral requirement and terminations by approximately $1.1 billion.

In the event of cash and/or security shortfalls in the investment agreement business, management anticipates utilizing the resources of AAC (through inter-company transactions). Utilizing the resources of AAC would allow time for the assets in the investment agreement asset portfolio to recover in value and would preempt claims on insurance policies issued by AAC and prevent the realization of losses in the investment agreement asset portfolio. Ambac is in discussions with the Office of the Commissioner of Insurance of the State of Wisconsin (OCI) with respect to its strategies for managing the collateral posting and termination obligations of the investment agreement business. These discussions have been positive. Ambac believes that it will obtain OCI’s approval of its plans to address the collateral posting and termination obligations of the investment agreement business in the event of downgrades to the A/A2 rating level. AAC’s investment portfolio is valued at approximately $12 billion with over $1 billion in cash and short-term securities at May 31, 2008. At the A/A2 rating level, Ambac management would evaluate its various resources and utilize those considered most appropriate to satisfy the contractual obligations of the investment agreement business.

Management continues to closely monitor the cash requirements of the investment agreement portfolio and manages the related cash and securities portfolio accordingly.

Certain statements in this document are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBAC FINANCIAL GROUP, INC.
(Registrant)

By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate
Secretary and Assistant General Counsel

Dated: July 7, 2008